WARRANT

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                                                                    June 9, 2000

                  Warrant to Purchase up to 72,016 Shares of Common Stock of FiberCore, Inc. (hereinafter, the "Warrant").

                  FiberCore, Inc., an entity organized and existing under the laws of the State of Nevada (the "Company"), hereby agrees that Gruntal & Co, LLC ("Gruntal") or any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company at any time during the Exercise Period (hereinafter defined) up to 72,016 fully paid and nonassessable shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), as the same may be adjusted from time to time pursuant to Section 5 hereof, at the Exercise Price (hereinafter defined), as the same may be adjusted pursuant to Section 5 hereof.

                  Section 1.   Definitions.

                  "Aggregate Exercise Price" shall mean, with respect to any exercise (in whole or in part) of this Warrant the Exercise Price multiplied by the total number of shares of Common Stock for which this Warrant is being exercised.

                  "Capital Shares" shall mean the Common Stock, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

                  "Exercise Date" shall mean, with respect to any exercise (in whole or in part) of this Warrant either (i) the date this Warrant, the Exercise Notice and the Aggregate Exercise Price are received by the Company or (ii) the date a copy of the Exercise Notice is sent by facsimile to the Company, provided that this Warrant, the original Exercise Notice, and the Aggregate Exercise Price are received by the Company within five Trading Days thereafter and provided further that if this Warrant, the original Exercise Notice and the Aggregate Exercise Price are not received within five Trading Days in accordance with clause (ii) above, the Exercise Date for this clause (ii) shall be the date this Warrant, the original Exercise Notice and the Aggregate Exercise Price are received by the Company.

                  "Exercise Notice" shall mean, with respect to any exercise (in whole or in part) of this Warrant the exercise form attached hereto as Exhibit A, duly executed by the Warrant Holder.

                  "Exercise Period" shall mean the period beginning on the April 14, 2000 and continuing until June 8, 2005, inclusive.

                  "Exercise Price" as of the date hereof shall mean $2.916 per share of Common Stock, subject to the adjustments provided for in Section 5 of this Warrant.

                  "Outstanding" when used with reference to Common Stock or Capital Shares (collectively, the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not refer to any such Shares then directly or indirectly owned or held by or for the account of the Company.

                  "Per Share Warrant Value" shall mean, with respect to any exercise (in whole or in part) of this Warrant the difference resulting from subtracting the Exercise Price from the Trade Price of one share of Common Stock on the Trading Day immediately preceding the Exercise Date.

                   "Principal Market" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the Electronic Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

                  "Trading Day" shall mean any day during which the Principal Market shall be open for business.

                  "Trade Price" shall mean the volume-weighted average price as reported by Bloomberg L.P. using the Average Quote Recap function.

                  "Warrant Holder" shall mean Gruntal or any transferee or assignee of all or any portion of this Warrant pursuant to a transfer or assignment permitted by Section 9(d).

                  "Warrant Shares" means shares of Common Stock issuable upon exercise of this Warrant.

                  Section 2.   Exercise; Cashless Exercise.

                  (a) Method of Exercise. This Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Warrant Holder by (i) the surrender of this Warrant, the Exercise Notice and the Aggregate Exercise Price to the Company at the address set forth in Section 14 hereof or (ii) the delivery by facsimile of an executed and completed Exercise Notice to the Company and delivery to the Company within five Trading Days thereafter of this Warrant, the original Exercise Notice and the Aggregate Exercise Price.

                  (b) Payment of Aggregate Exercise Price. Subject to paragraph
(c) below, payment of the Aggregate Exercise Price shall be made by check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company. If the amount of the payment received by the Company is less than the Aggregate Exercise Price, the Warrant Holder will be notified of the deficiency and shall make payment in that amount within five Trading Days of such notice. In the event the payment exceeds the Aggregate Exercise Price, the Company will refund the excess to the Warrant Holder within three Trading Days of both the receipt of such payment and the knowledge of such excess.

                  (c) Cashless Exercise. As an alternative to payment of the Aggregate Exercise Price in accordance with Section 2(b), the Warrant Holder may elect to effect a cashless exercise by so indicating on the Exercise Notice and including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, the Warrant Holder shall surrender this Warrant for that number of shares of Common Stock determined by (i) multiplying the number of Warrant Shares for which this Warrant is being exercised by the Per Share Warrant Value and (ii) dividing the product by the Trade Price of one share of the Common Stock on the Trading Day immediately preceding the Exercise Date.

                  (d) Replacement Warrant. In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder may request, reflecting such adjusted number of Warrant Shares.

                  Section 3.   Delivery of Stock Certificates.

                  (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within five Trading Days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of validly issued, fully paid and non-assessable Warrant Shares to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof; provided, however, that any such delivery to a location outside of the United States shall also be made within five Trading Days after the exercise of this Warrant in full or in part.

                  (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the right to acquire any fractional share of Common Stock, then in such event such fractional share shall be considered a whole share of Common Stock and shall be added to the number of Warrant Shares issuable to Gruntal upon exercise of this Warrant.

                  Section 4. Representations, Warranties and Covenants of the Company.

                  (a) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.

                  (b) At all times during the Exercise Period, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed or quoted on the Principal Exchange.

                  (c) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

                  (d) The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant. The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares, and shall accordingly adjust the number of such shares of Common Stock promptly upon the occurrence of any of the events specified in Section 4 hereof.

                  Section 5. Adjustment of the Exercise Price. The Exercise Price and, accordingly, the number of Warrant Shares issuable upon exercise of the Warrant, shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) Reclassification, Consolidation, Merger; Mandatory Share Exchange; Sale Transfer or Lease of Assets. If the Company, at any time while this Warrant is unexpired and not exercised in full, (i) reclassifies or changes its Outstanding Capital Shares (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon exercise of the Warrant) or (ii) consolidates, merges or effects a mandatory share exchange with another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and that does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or (iii) sells, transfers or leases all or substantially all of its assets, then in any such event the Company, or such successor or purchasing corporation, as the case may be, shall, without payment by the Warrant Holder of any additional consideration therefor, amend this Warrant or issue a new Warrant providing that the Warrant Holder shall have rights not less favorable to the Warrant Holder than those then applicable to this Warrant and to receive upon exercise under such amendment of this Warrant or new Warrant, in lieu of each share of Common Stock theretofore issuable upon exercise of the Warrant hereunder, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, lease, sale or transfer by the holder of one share of Common Stock issuable upon exercise of the Warrant had the Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer, and an appropriate provision for the foregoing shall be made by the Company as part of any such event. Such amended Warrant or new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges, sales, transfers and leases.

                  (b) Subdivision or Combination of Shares; Stock Dividends. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall (x) subdivide its Common Stock, (y) combine its Common Stock or (z) pay a dividend or other distribution in its Capital Shares, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Shares for the purpose of effecting such subdivision, combination or dividend or other distribution (or if no such record is taken, as of the effective date of such subdivision, combination, dividend or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such subdivision, combination, dividend or other distribution by a fraction:

                  (i) the numerator of which shall be the total number of Outstanding Capital Shares immediately prior to such subdivision, combination, dividend or other distribution, and

                  (ii) the denominator of which shall be the total number of Outstanding Capital Shares immediately after such subdivision, combination, dividend or other distribution. The provisions of this
         Section 5(b) shall not apply under any of the circumstances for which a adjustment is made pursuant to Section 5(a).

                  (c) Liquidating Dividends, Etc. If the Company, at any time while this Warrant is unexpired and not exercised in full, makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) and (b) while an exercise is pending, then the Warrant Holder shall be entitled to receive upon such exercise of the Warrant in addition to the Warrant Shares receivable in connection therewith, and without payment of any consideration other than the Exercise Price, an amount in cash equal to the value of such distribution per Capital Share multiplied by the number of Warrant Shares that, on the record date for such distribution, are issuable upon such exercise of the Warrant, and an appropriate provision therefor shall be made by the Company as part of any such distribution. No further adjustment shall be made following any event that causes a subsequent adjustment in the number of Warrant Shares issuable. The value of a distribution that is paid in other than cash shall be determined in good faith by the Board of Directors of the Company.

                  (d) Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to any provisions of this Section 5, the number of Warrant Shares issuable hereunder at the option of the Warrant Holder shall be calculated, to the nearest one hundredth of a whole share, multiplying the number of Warrant Shares issuable prior to an adjustment by a fraction:

                  (i) the numerator of which shall be the Exercise Price before any adjustment pursuant to this Section 5; and

                  (ii) the denominator of which shall be the Exercise Price after such adjustment.

                  (e) Notice of Certain Actions; Notice of Adjustments.

                  (i) In the event the Company shall, at a time while the Warrant is unexpired and outstanding, take any action pursuant to subsections (a) through (d) of this Section 5 that may result in an adjustment of the Exercise Price, the Company shall notify the Warrant Holder of such action 10 days in advance of its effective date in order to afford to the Warrant Holder an opportunity to exercise the Warrant prior to such action becoming effective.

                  (ii) Notice of Adjustments. Whenever the Exercise Price or number of Warrant Shares shall be adjusted pursuant to Section 5 hereof, the Company shall promptly deliver by facsimile, with the original delivered by express courier service in accordance with
         Section 14 hereof, a certificate, which shall be signed by the Company's President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the Exercise Price and number of Warrant Shares purchasable at that Exercise Price after giving effect to such adjustment.

                  Section 6. No Impairment. The Company will not, by amendment of its Articles of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder hereunder. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

                  Section 7. Rights As Stockholder. Prior to exercise of this Warrant and except as provided in Section 5 hereof, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  Section 8. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  Section 9.   Restricted Securities.

                  (a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon the provisions of Section 4(2) promulgated by the SEC under the Securities Act. This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

                  (b) Legend. Any replacement Warrants issued pursuant to
Section 2 hereof and any Warrant Shares issued upon exercise hereof, shall bear the legend set forth at the head of this Warrant:

Such legend shall only be removed in the event that the security which would otherwise bear such legend is registered pursuant to the Securities Act and the party seeking to remove such legend provides the Company with an opinion of counsel, which opinion shall be satisfactory to the Company, stating the removal of such legend is appropriate.

                  (c) No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9(b) has been or shall be placed on the share certificates representing the Warrant Shares and no instructions or "stop transfer orders," so called, "stock transfer restrictions" or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Section 9.

                  (d) Assignment. This Warrant may not be sold, transferred, assigned, or hypothecated in whole or in part, provided, however, that the Warrant Holder may transfer or assign this Warrant if the conditions of Section 9(a) above regarding registration or exemption have been satisfied, and such transfer or assignment is made (i) to one or more officers, members, or employees of Gruntal (or the officers, members or employees of any such member);
(ii) to a successor to a Warrant Holder or the officers, members or employees of such successor; (iii) to a purchaser of substantially all of the assets of a Warrant Holder; or (iv) by operation of law, and provided further that no transfer or assignment of this Warrant shall be valid unless the transferring or assigning Warrant Holder delivers a written notice to the Company substantially in the form of the assignment form attached hereto as Exhibit B (the "Assignment Notice") indicating the person or persons to whom this Warrant shall be transferred or assigned and the respective number of warrants to be assigned to each assignee.

                  (e) Warrant Holder's Compliance. Nothing in this Section 9 shall affect in any way The Warrant Holder's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                  Section 10.  Demand Registration.

                  (a) Demand Registration. Subject to the conditions in this Warrant, if the Company shall receive a written request from the Warrant Holder that the Company file a registration statement under the Securities Act covering the registration of all or part of the Warrant Shares now or hereafter held by the Warrant Holder, then the Company shall, subject to the limitations in this Warrant, use commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Warrant Shares that the Holder requests to be registered.

                  (b) Underwriting. If the Warrant Holder intends to distribute the Warrant Shares covered by its request by means of an underwriting, the Warrant Holder shall so advise the Company as a part of its request made pursuant to this Section 10 and the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Warrant Holder (which underwriter or underwriters shall be reasonably acceptable to the Company).

                  (c) Limitations. The Company shall not be required to effect a registration pursuant to this Section 10:

                  (i) after the Company has effected one registration pursuant to this Section 10, and such registration has been declared or ordered effective;

                  (ii) if the Company shall furnish to the Warrant Holder requesting a registration pursuant to this Section 10, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Holder; or

                  (iii) unless such registration is for the resale of all of the Warrant Shares.

                  (d) Agreement to Indemnify. By delivering any notice to the Company requesting that the Company register shares pursuant to this Section 10, the Warrant Holder delivering such notice shall be deemed to consent to the indemnification provisions set forth in Section 12(d).

                  Section 11.  Piggyback Registration.

                  (a) Piggyback Registration. The Company shall notify the Warrant Holder in writing at least 30 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford the Warrant Holder an opportunity to include in such registration statement all or part of the Warrant Shares. If the Warrant Holder desires to include in any such registration statement all or any part of the Warrant Shares, it shall notify the Company in writing within 15 days after the above-described notice from the Company. Such notice shall state the intended method of disposition of the Warrant Shares by such Warrant Holder. If the Warrant Holder decides not to include all of the Warrant Shares in any registration statement thereafter filed by the Company, such Warrant Holder shall nevertheless continue to have the right to include Warrant Shares that were excluded from prior registration statements in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of it securities, all upon the terms and conditions set forth herein.

                  (b) Underwriting. If the registration statement under which the Company gives notice under this Section 11 is for an underwritten offering, the Company shall so advise the Holder. In such event, the right of the Warrant Holder to be included in a registration pursuant to this Section 11 shall be conditioned upon such Holder's participation in such underwriting, the inclusion of such Warrant Holder's Warrant Shares in the underwriting to the extent provided herein and the Warrant Holder entering into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 11, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, subject to Section 12, first, to the Company; second, to the Warrant Holder and to any shareholder of the Company (other than the Warrant Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 11 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company.

                  (d) Agreement to Indemnify. By delivering any notice to the Company requesting that the Company register shares pursuant to this Section 11, the Warrant Holder delivering such notice shall be deemed to consent to the indemnification provisions set forth in Section 12(d).

                  Section 12. General Limitation on Registration Rights. Notwithstanding any other provision herein, this Warrant shall not:

                  (a) obligate the Company to maintain the effectiveness of any registration statement registering Warrant Shares for a period longer than 90 days after the date on which the Warrant Holder is able to freely trade the Warrant Shares being registered pursuant to such registration statement;

                  (b) obligate the Company to effect, or include Warrant Shares in, a registration after June 8, 2005;

                  (c) obligate the Company to effect a registration statement with respect to Warrant Shares previously registered pursuant to an effective registration statement but which were not sold by the Warrant Holder; or

                  (d) confer any registration rights to the Warrant Holder where such rights would conflict with any rights held by (i) Crescent International Ltd. ("Crescent") pursuant to agreements between the Company and Crescent entered into on or after June 9, 2000 or (ii) Tyco Electronics Corporation.

                  Section 13.  Indemnification.

                  (a) Indemnification by the Company. In the event that, pursuant to this Warrant, any Warrant Shares are included in a registration statement, to the extent permitted by law, the Company will indemnify and hold harmless the Warrant Holder, its directors and officers, and any underwriter (as defined in the Securities Act) for the Warrant Holder and each person, if any, who controls the Warrant Holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse (from time to time upon request) the Warrant Holder and its directors and officers and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which the Warrant Holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such indemnified person in writing specifically for use in the preparation thereof.

                  (b) Indemnification by Warrant Holder. To the extent permitted by law, the Warrant Holder will indemnify and hold harmless the Company, each of its directors and each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other selling security holder in such registration statement and any controlling person of any such underwriter or other selling security holder, with respect to, any and all loss, damage, liability, cost and expense to which the Company or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses arise out of or are related to written information furnished by such Warrant Holder expressly for use in connection with such registration.

                  (c) Limit on Indemnification. provided, that in no event shall any indemnity by the Company or the Warrant Holder under this Section 12(d) exceed the net proceeds received by the Company upon exercise of this Warrant.

                  (d) Indemnification Procedure. Promptly after receipt by a party entitled to indemnification under this Section 12(d) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of this Section 12(d), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party promptly of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of this Section 12(d) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence,
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                  Section 14. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed duly given (i) upon delivery if hand delivered at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (ii) on the fifth business day after deposit into the mail, if deposited in the mail, registered or certified, return receipt requested, postage prepaid, addressed to the address designated below, (iii) upon delivery if delivered by reputable express courier service to the address designated below, or (iv) upon confirmation of transmission if transmitted by facsimile to the facsimile number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses and facsimile numbers for such communications shall be:

                  if to the Company:

                           FiberCore, Inc.
                           253 Worcester Rd.
                           P.O. Box 180
                           Charlton, MA 01507
                           Attention:  Chief Financial Officer
                           Telephone:  (508) 248-3900
                           Facsimile:  (508) 248-5588

                  if to Gruntal:

                           Gruntal & Co. LLC
                           1 Liberty Plaza
                           New York, NY 10006
                           Attention:  William J. McClusky
                           Telephone:  (212) 820-8350
                           Facsimile:  (212) 820-8240

                  Either party hereto may from time to time change its address or facsimile number for notices under this Section 14 by giving at least 10 days' prior written notice of such changed address or facsimile number to the other party hereto.

                  Section 15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  Section 16. Survival. The obligations of the Company and the Warrant Holder under Section 10, Section 11 Section 12 and Section 12(d) shall survive the last exercise of this Warrant (or a replacement warrant issued pursuant to this Warrant) for two years.

                  IN WITNESS WHEREOF, this Warrant was duly executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                         FiberCore, Inc.



                                         By: ___________________________________
                                             Name:
                                             Title:



Attested:




By:  ____________________________________
     Name:
     Title:

                            EXHIBIT A TO THE WARRANT

                                  EXERCISE FORM

                                 FIBERCORE, INC.

                  The undersigned (the "Registered Holder") hereby irrevocably exercises the right to purchase __________________ shares of Common Stock of FiberCore, Inc., an entity organized and existing under the laws of the State of Nevada (the "Company"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full in the form of (check the appropriate box) (i) by cash or certified check in the amount of $________; (ii) by wire transfer to the Company's account at __________________, _________, _________ (Account No.: _________); or (iii) by ______ Warrant
Shares, which represent the amount of Warrant Shares as provided in the attached Warrant to be canceled in connection with such exercise, all in accordance with the conditions and provisions of said Warrant.

                  By delivering this notice, the undersigned agrees to be subject to the terms and conditions of the attached Warrant.

                  The undersigned requests that stock certificates for such Warrant Shares be issued, and any Warrant representing any unexercised portion hereof be issued, pursuant to this Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below.

Dated:________________________________



______________________________________
Signature of Registered Holder



______________________________________
Name of Registered Holder (Print)



______________________________________
Address

                                     NOTICE

                  The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                            EXHIBIT B TO THE WARRANT

                                   ASSIGNMENT

                  (To be executed by the registered Warrant Holder (the "Registered Holder") desiring to transfer the Warrant, in whole or in part.)

                  FOR VALUED RECEIVED, the undersigned Warrant Holder of the attached Warrant hereby sells, assigns or transfers unto the person(s) named below (the "Assignee") the right to purchase ______________ shares of the Common Stock of FiberCore, Inc. evidenced by the attached Warrant and does hereby irrevocably constitute and appoint ______________________ (attorney) to transfer the number of shares specified of the said Warrant on the books of the Company, with full power of substitution in the premises.

                  The undersigned requests that such Warrant be issued, and any Warrant representing any unsold, unassigned or non-transferred portion hereof be issued, pursuant to this Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below.

Dated:________________________________



______________________________________
Signature of Registered Holder



______________________________________
Name of Registered Holder (Print)



______________________________________
Address of Registered Holder



______________________________________
Name of Assignee (Print)



______________________________________
Address of Assignee (including zip code number)

Fill in for new Registration of Warrant:



______________________________________
Name



______________________________________
Address



______________________________________
Please print name and address of assignee
(including zip code number)

                                     NOTICE

                  The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                       18